Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:

Deborah Spak, (224) 948-2349

Investor Contacts:

Mary Kay Ladone, (224) 948-3371

Clare Trachtman, (224) 948-3085

BAXTER DELIVERS SOLID FINANCIAL PERFORMANCE IN LINE WITH GUIDANCE

FOR THIRD QUARTER 2012

Recent Highlights Reflect Company’s Focus on

New Growth Strategies

DEERFIELD, Ill., October 18, 2012 — Baxter International Inc. (NYSE:BAX) today reported third quarter net income of $583 million, or $1.06 per diluted share. This compares to net income in the same period last year of $576 million, or $1.01 per diluted share, reflecting an increase of 5 percent on a per share basis. Baxter’s third quarter 2012 financial results included an after-tax research and development charge of $45 million (or $0.08 per diluted share) associated with the company’s recently announced European licensing agreement with Onconova Therapeutics, Inc. Financial results from the third quarter 2011 included an after-tax charge of $48 million (or $0.08 per diluted share).

On an adjusted basis, excluding special items from both periods, Baxter’s third quarter net income of $628 million increased 1 percent from $624 million reported in 2011. Adjusted earnings per diluted share of $1.14 rose 5 percent from $1.09 per diluted share last year and was in line with the guidance the company previously provided of $1.12 to $1.14 per diluted share.

- more -

BAXTER REPORTS 3rd QUARTER FINANCIAL RESULTS — Page  2

Worldwide sales totaled $3.5 billion, which were comparable to revenues generated in the third quarter last year. Excluding the impact of foreign currency, Baxter’s sales advanced 5 percent. Sales within the United States of $1.5 billion accelerated 8 percent, while international sales of $2.0 billion declined 5 percent. Excluding the impact of foreign currency, international sales increased 2 percent as strength across many countries in Latin America and Asia Pacific offset continued softness in mature European markets.

BioScience revenues of $1.5 billion were similar to sales in the prior-year period. Excluding the impact of foreign currency, BioScience revenues rose 5 percent, driven by double-digit growth in the U.S. across all key product categories. This was primarily the result of robust growth in demand for ADVATE [Antihemophilic Factor (Recombinant), Plasma/Albumin-Free Method], GAMMAGARD LIQUID [Immune Globulin Intravenous (Human)], and other plasma-based therapeutics including FEIBA, an inhibitor bypass therapy, and products to treat hereditary emphysema. In addition, the company benefited from the recent acquisition of Synovis Life Technologies, generating incremental sales in the quarter of approximately $20 million. The strong U.S. performance was partially offset by the impact of tenders in markets outside the U.S., largely related to the timing of purchases for certain plasma-based therapeutics.

Medical Products sales of $2.0 billion were also in line with the prior-year period. Excluding the impact of foreign currency, Medical Products revenues increased 4 percent resulting from strong growth of injectable drugs, anesthesia products and nutritional therapies, and the benefit from the company’s acquisition of Baxa Corporation, with incremental sales totaling more than $40 million.

- more -

BAXTER REPORTS 3rd QUARTER FINANCIAL RESULTS — Page  3

“The solid underlying fundamentals of our businesses continue to be supported by the medically-necessary nature of our portfolio and therapies, growing global demand, and our broad global presence,” said Robert L. Parkinson, Jr., chairman and chief executive officer. “In addition, our company’s strong financial position provides continued flexibility to invest in innovation, advance our new product pipeline, and pursue new business development opportunities to enhance future growth.”

Nine-Month Results

For the first nine months of 2012, Baxter’s net income increased 4 percent to $1.83 billion from $1.76 billion last year, while earnings per diluted share advanced 8 percent to $3.29 per diluted share from $3.06 per diluted share reported in the prior-year period. On an adjusted basis, excluding special items, Baxter reported net income for the nine-month period of $1.82 billion, comparable to the prior-year period. On a per share basis, adjusted earnings per diluted share of $3.27 increased 4 percent from $3.14 last year.

Baxter’s worldwide revenues totaled $10.4 billion and increased 1 percent (or 4 percent excluding the impact of foreign currency) compared to sales of $10.3 billion in the same period of 2011. The company’s sales within the United States grew 6 percent in the year-to-date period, while international sales declined 2 percent during the period (and increased 3 percent excluding the impact of foreign currency). On a year-to-date basis, sales within the company’s BioScience business totaled $4.6 billion, and increased 2 percent (or 5 percent excluding the impact of foreign currency). Medical Products sales grew 1 percent (or 4 percent excluding the impact of foreign currency) to $5.9 billion.

- more -

BAXTER REPORTS 3rd QUARTER FINANCIAL RESULTS — Page  4

Recent Highlights

Baxter continues to focus on enhancing growth by optimizing its core business portfolio, advancing the company’s new product pipeline, pursuing and accelerating the pace of business development initiatives, and capitalizing on the opportunity to develop new business models, which include public and private partnerships aimed at improving the quality of and access to care in both developed and emerging markets. Recent achievements reflect these priorities and include the following:

•

Baxter launched its new 4000 IU dosage strength of ADVATE, providing the convenience of a single vial dosing opportunity for many adult patients, including those patients on a dosing schedule of every three days for prophylactic treatment with ADVATE.

•

Baxter submitted a biologics license application (BLA) to the U.S. Food and Drug Administration (FDA) for approval of BAX 326, a recombinant factor IX (rFIX) protein being investigated for the treatment and prophylaxis of bleeding episodes for patients over 12 years of age with hemophilia B.

•

Baxter completed enrollment in the first study of the company’s home hemodialysis system. The study was designed to examine the performance and safety of the investigational device. The study was conducted in the United States and 24 patients were enrolled in the study during which 700 treatments were delivered to participants. Data will support the company’s submission for CE Mark in 2013.

•

The company began dosing patients with malignant solid tumors in a Phase I clinical trial of a monoclonal antibody, representing the company’s efforts to extend its oncology portfolio with advanced biological research and development. The candidate is a fully-human, recombinant anti-MIF (anti-macrophage migration inhibitory factor) monoclonal antibody with potential to be a new therapeutic agent in treatment of cancer.

•

Baxter entered into a European licensing agreement with Onconova Therapeutics, Inc. for rigosertib, a novel targeted anti-cancer compound currently in a Phase III study for the treatment of a group of rare hematologic malignancies called Myelodysplastic Syndromes and in a Phase II/III study for pancreatic cancer.

- more -

BAXTER REPORTS 3rd QUARTER FINANCIAL RESULTS — Page  5

•

Under the terms of an agreement with Momenta Pharmaceuticals, Baxter recently selected a third biosimilar for development, a monoclonal antibody for oncology designated as M511. This is in addition to the selection of M923 and M834 earlier this year, targeted for the treatment of autoimmune and other inflammatory disorders. Baxter and Momenta have the opportunity to develop up to six biosimilars through their partnership.

•

The government of Brazil announced the selection of Baxter as an exclusive partner for recombinant FVIII hemophilia treatments. The company is working closely with Brazilian authorities to finalize the agreement and enhance access to critical treatments and provide recombinant therapies to patients.

Outlook for Fourth Quarter and Full-Year 2012

For the fourth quarter of 2012, the company expects earnings of $1.24 to $1.27 per diluted share, before any special items, and sales growth of 5 to 6 percent excluding the impact of foreign currency (or 3 to 4 percent including the impact of foreign currency).

Baxter has also tightened the range of its previously-issued guidance and now expects earnings, before special items, of $4.51 to $4.54 per diluted share for full-year 2012. For full-year 2012, Baxter continues to expect sales growth, excluding the impact of foreign currency, of 4 to 5 percent (or approximately 2 percent including the impact of foreign currency). In addition, the company expects cash flows from operations to exceed $3.0 billion.

A webcast of Baxter’s third quarter conference call for investors can be accessed live from a link on the company’s website at www.baxter.com beginning at 7:30 a.m. CDT on October 18, 2012. Please visit Baxter’s website for more information regarding this and future investor events and webcasts.

- more -

BAXTER REPORTS 3rd QUARTER FINANCIAL RESULTS — Page  6

Baxter International Inc., through its subsidiaries, develops, manufactures and markets products that save and sustain the lives of people with hemophilia, immune disorders, infectious diseases, kidney disease, trauma, and other chronic and acute medical conditions. As a global, diversified healthcare company, Baxter applies a unique combination of expertise in medical devices, pharmaceuticals and biotechnology to create products that advance patient care worldwide.

This release includes forward-looking statements concerning the company’s financial results, business development activities and other collaborations, R&D pipeline and outlook for 2012. The statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: demand for and market acceptance risks for new and existing products, such as ADVATE, and other technologies; future actions of regulatory bodies and other governmental authorities; product quality or patient safety concerns leading to product recalls, withdrawals, launch delays, litigation, or declining sales; future actions of governmental authorities and other third parties as U.S. healthcare reform legislation and other austerity measures are implemented globally; additional legislation, regulation and other governmental pressures, which may affect pricing, taxation, reimbursement and rebate policies of government agencies and private payers or other elements of the company’s business; product development risks, including satisfactory clinical performance; the company’s ability to realize the anticipated benefits from its business development activities; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; the impact of geographic and product mix on the company’s sales; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; the availability of acceptable raw materials and component supply; fluctuations in supply and demand and the pricing of plasma-based therapies; the ability to enforce company patents; patents of third parties preventing or restricting the company’s manufacture, sale or use of affected products or technology; the impact of global economic conditions on Baxter and its customers and suppliers, including foreign governments in certain countries in which the company operates; foreign currency fluctuations; and other risks identified in the company’s most recent filing on Form 10-K and other Securities and Exchange Commission filings, all of which are available on the company’s website. The company does not undertake to update its forward-looking statements. Financial schedules are attached to this release and available on the company’s website.

# # #

BAXTER — PAGE  7

BAXTER INTERNATIONAL INC.

Consolidated Statements of Income

Three Months Ended September 30, 2012 and 2011

(unaudited)

(in millions, except per share and percentage data)

	Three Months Ended September 30,
	2012		2011		Change

NET SALES	$ 3,477		$ 3,479		0%

COST OF SALES	1,667		1,708		(2%	)

GROSS MARGIN	1,810		1,771		2%

% of Net Sales	52.1%		50.9%		1.2 pts

MARKETING AND ADMINISTRATIVE EXPENSES	743		787		(6%	)
% of Net Sales	21.4%		22.6%		(1.2 pts	)

RESEARCH AND DEVELOPMENT EXPENSES	290		239		21%
% of Net Sales	8.3%		6.9%		1.4 pts

NET INTEREST EXPENSE	25		14		79%

OTHER (INCOME) EXPENSE, NET	(14	) A	6	A	N/M

PRE-TAX INCOME	766		725		6%

INCOME TAX EXPENSE	183		149		23%

% of Pre-Tax Income	23.9%		20.6%		3.3 pts

NET INCOME	$ 583		$ 576		1%

BASIC EPS	$ 1.07		$ 1.02		5%

DILUTED EPS	$ 1.06		$ 1.01		5%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	548		566
Diluted	552		571

ADJUSTED PRE-TAX INCOME (excluding special items)	$ 816	B	$ 804	B	1%

ADJUSTED NET INCOME (excluding special items)	$ 628	B	$ 624	B	1%

ADJUSTED DILUTED EPS (excluding special items)	$ 1.14	B	$ 1.09	B	5%

A

Other (income) expense, net includes the net results attributable to noncontrolling interests, which had been reported separately in the prior year. The prior period consolidated statement of income presented above, the reconciliation of GAAP (generally accepted accounting principles) to non-GAAP measures presented on page 8, and the cash flows from operations schedule presented on page 11 have been conformed to the current period presentation.

B	Refer to page 8 for a description of the adjustments and a reconciliation to GAAP measures.

BAXTER — PAGE  8

BAXTER INTERNATIONAL INC.

Note to Consolidated Statements of Income

Three Months Ended September 30, 2012 and 2011

Description of Adjustments and Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in millions, except per share and percentage data)

The company’s GAAP results for the three months ended September 30, 2012 and 2011 included special items which impacted the GAAP measures as follows:

	Three Months Ended September 30,
	2012	2011	Change

Marketing and Administrative Expenses	$ 743	$ 787	(6%	)
AWP litigation and historical rebate and discount items [1]	—	(79)

Adjusted Marketing and Administrative Expenses	$ 743	$ 708	5%

% of Net Sales	21.4%	20.4%	1.0 pt

Research and Development Expenses	$ 290	$ 239	21%
Business development item [2]	(50)	—

Adjusted Research and Development Expenses	$ 240	$ 239	0%

% of Net Sales	6.9%	6.9%	0 pts

Pre-Tax Income	$ 766	$ 725	6%
Impact of special items [1,2]	50	79

Adjusted Pre-Tax Income	$ 816	$ 804	1%

Income Tax Expense	$ 183	$ 149	23%
Impact of special items [1,2]	5	31

Adjusted Income Tax Expense	$ 188	$ 180	4%

% of Adjusted Pre-Tax Income	23.0%	22.4%	0.6 pts

Net Income	$ 583	$ 576	1%
Impact of special items [1,2]	45	48

Adjusted Net Income	$ 628	$ 624	1%

Diluted EPS	$ 1.06	$ 1.01	5%
Impact of special items [1,2]	0.08	0.08

Adjusted Diluted EPS	$ 1.14	$ 1.09	5%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Diluted	552	571

[1]

Marketing and administrative expenses in 2011 included a charge totaling $79 million ($48 million, or $0.08 per diluted share, on an after-tax basis) related to the resolution of litigation pertaining to average wholesale prices (AWP) and certain historical rebate and discount adjustments.

[2]

Research and development (R&D) expenses in 2012 included an R&D charge of $50 million ($45 million, or $0.08 per diluted share, on an after-tax basis) related to the company’s licensing agreement with Onconova Therapeutics, Inc. (Onconova).

For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

BAXTER — PAGE  9

BAXTER INTERNATIONAL INC.

Consolidated Statements of Income

Nine Months Ended September 30, 2012 and 2011

(unaudited)

(in millions, except per share and percentage data)

	Nine Months Ended September 30,
	2012		2011		Change

NET SALES	$ 10,437		$ 10,299		1%

COST OF SALES	5,041		5,018		0%

GROSS MARGIN	5,396		5,281		2%

% of Net Sales	51.7%		51.3%		0.4 pts

MARKETING AND ADMINISTRATIVE EXPENSES	2,284		2,268		1%
% of Net Sales	21.9%		22.0%		(0.1 pts	)

RESEARCH AND DEVELOPMENT EXPENSES	865		692		25%
% of Net Sales	8.3%		6.7%		1.6 pts

NET INTEREST EXPENSE	65		39		67%

OTHER (INCOME) EXPENSE, NET	(133	) A	44	A	N/M

PRE-TAX INCOME	2,315		2,238		3%

INCOME TAX EXPENSE	483		477		1%

% of Pre-Tax Income	20.9%		21.3%		(0.4 pts	)

NET INCOME	$ 1,832		$ 1,761		4%

BASIC EPS	$ 3.32		$ 3.08		8%

DILUTED EPS	$ 3.29		$ 3.06		8%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	552		571
Diluted	556		575

ADJUSTED PRE-TAX INCOME (excluding special items)	$ 2,329	B	$ 2,317	B	1%

ADJUSTED NET INCOME (excluding special items)	$ 1,816	B	$ 1,809	B	0%

ADJUSTED DILUTED EPS (excluding special items)	$ 3.27	B	$ 3.14	B	4%

A

Other (income) expense, net includes the net results attributable to noncontrolling interests, which had been reported separately in the prior year. The prior period consolidated statement of income presented above, the reconciliation of GAAP to non-GAAP measures presented on page 10, and the cash flows from operations schedule presented on page 11 have been conformed to the current period presentation.

B	Refer to page 10 for a description of the adjustments and a reconciliation to GAAP measures.

BAXTER — PAGE  10

BAXTER INTERNATIONAL INC.

Note to Consolidated Statements of Income

Nine Months Ended September 30, 2012 and 2011

Description of Adjustments and Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in millions, except per share and percentage data)

The company’s GAAP results for the nine months ended September 30, 2012 and 2011 included special items which impacted the GAAP measures as follows:

	Nine Months Ended September 30,
	2012	2011	Change

Gross Margin	$ 5,396	$ 5,281	2%
Reserve adjustments [1]	(23)	—
Business development items [2]	6	—

Adjusted Gross Margin	$ 5,379	$ 5,281	2%

% of Net Sales	51.5%	51.3%	0.2 pts

Marketing and Administrative Expenses	$ 2,284	$ 2,268	1%
Business development items [2]	(9)	—
AWP litigation and historical rebate and discount items [3]	—	(79)

Adjusted Marketing and Administrative Expenses	$ 2,275	$ 2,189	4%

% of Net Sales	21.8%	21.3%	0.5 pts

Research and Development Expenses	$ 865	$ 692	25%
Business development items [2]	(113)	—

Adjusted Research and Development Expenses	$ 752	$ 692	9%

% of Net Sales	7.2%	6.7%	0.5 pts

Other (Income) Expense, Net	$ (133)	$ 44	N/M
Reserve adjustments [4]	91	—

Adjusted Other (Income) Expense, Net	$ (42)	$ 44	N/M

Pre-Tax Income	$ 2,315	$ 2,238	3%
Impact of special items [1,2,3,4]	14	79

Adjusted Pre-Tax Income	$ 2,329	$ 2,317	1%

Income Tax Expense	$ 483	$ 477	1%
Impact of special items [1,2,3,4]	30	31

Adjusted Income Tax Expense	$ 513	$ 508	1%

% of Adjusted Pre-Tax Income	22.0%	21.9%	0.1 pts

Net Income	$ 1,832	$ 1,761	4%
Impact of special items [1,2,3,4]	(16)	48

Adjusted Net Income	$ 1,816	$ 1,809	0%

Diluted EPS	$ 3.29	$ 3.06	8%
Impact of special items [1,2,3,4]	(0.02)	0.08

Adjusted Diluted EPS	$ 3.27	$ 3.14	4%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Diluted	556	575

[1]

Cost of sales in 2012 included a net benefit of $23 million ($27 million, or $0.05 per diluted share, on an after-tax basis) primarily related to an adjustment to the COLLEAGUE infusion pump reserves as the company substantially completed its recall activities in the United States.

[2]

Cost of sales, marketing and administrative expenses and R&D expenses in 2012 included business development charges totaling $128 million ($102 million, or $0.19 per diluted share, on an after-tax basis) which principally related to R&D charges of $33 million associated with the company’s global collaboration with Momenta Pharmaceuticals, Inc. (Momenta), $30 million associated with the company’s global collaboration with Chatham Therapeutics, LLC (Chatham), and $50 million associated with the company’s licensing agreement with Onconova.

[3]

Marketing and administrative expenses in 2011 included a charge totaling $79 million ($48 million, or $0.08 per diluted share, on an after-tax basis) related to the resolution of litigation pertaining to AWP and certain historical rebate and discount adjustments.

[4]

Other (income) expense, net in 2012 included a benefit of $91 million, or $0.16 per diluted share, consisting of gains of $53 million and $38 million for the reduction of certain contingent payment liabilities related to the prior acquisitions of Prism Pharmaceuticals, Inc. (Prism) and ApaTech Limited, respectively, for which there was no tax expense recognized.

For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

BAXTER — PAGE  11

BAXTER INTERNATIONAL INC.

Cash Flows from Operations and Changes in Net Debt

(unaudited)

($ in millions)

Cash Flows from Operations
(Brackets denote cash outflows)	Three Months Ended September 30,			Nine Months Ended September 30,
	2012		2011	2012		2011

Net income	$ 583		$ 576	$1,832		$1,761
Adjustments
Depreciation and amortization	179		176	534		503
Deferred income taxes	78		58	197		218
Stock compensation	34		33	97		94
Realized excess tax benefits from stock issued under employee benefit plans	(6)		(4)	(14)		(17)
Other	37		87	(47)		126
Changes in balance sheet items
Accounts and other current receivables, net	(42)		55	72		(102)
Inventories	(36)		(58)	(136)		(272)
Accounts payable and accrued liabilities	(53)		34	(282)		(90)
Infusion pump and business optimization payments	(63)		(111)	(226)		(258)
Other	36		76	134		(38	) A

Cash flows from operations	$ 747		$ 922	$2,161		$1,925

Changes in Net Debt
Increase (decrease)	Three Months Ended September 30,			Nine Months Ended September 30,
	2012		2011	2012		2011

Net debt, beginning of period	$2,961		$2,382	$2,290		$ 1,702

Cash flows from operations	(747)		(922)	(2,161)		(1,925)
Capital expenditures	259		235	762		643
Dividends	184		176	558		534
Proceeds from stock issued under employee benefit plans	(121)		(97)	(293)		(388)
Purchases of treasury stock	105		298	1,065		1,413
Acquisitions and investments	116	B	27	585	B	229	B
Divestiture and other investing activities	(12)		—	(86)		(106)
Other, including the effect of exchange rate changes	11		105	36		102
(Decrease) increase in net debt	(205)		(178)	466		502

Net debt, September 30	$2,756		$2,204	$2,756		$ 2,204

Key statistics, September 30:
Days sales outstanding	57.0		54.5	57.0		54.5
Inventory turns	2.3		2.5	2.3		2.5

A	Other cash flows from operations in the first quarter of 2011 included a planned contribution of $150 million to the company’s pension plan in the United States.

B

Acquisitions and investments in 2012 and 2011 included $100 million for the third quarter 2012 investment in Onconova preferred stock and execution of a licensing agreement, $90 million for the second quarter 2012 exercise of the company’s option to acquire the remaining equity interest in Sigma International General Medical Apparatus, LLC, $30 million related to the second quarter 2012 collaboration with Chatham, $304 million for the first quarter 2012 acquisition of Synovis Life Technologies, Inc., $33 million for the first quarter 2012 payment to execute the Momenta collaboration, and $170 million for the second quarter 2011 acquisition of Prism.

BAXTER — PAGE  12

BAXTER INTERNATIONAL INC.

Net Sales

Periods Ending September 30, 2012 and 2011

(unaudited)

($ in millions)

	Q3 2012	Q3 2011	% Growth @ Actual Rates		% Growth @ Constant Rates		YTD 2012	YTD 2011	% Growth @ Actual Rates		% Growth @ Constant Rates

BioScience
United States	$ 790	$ 699	13%		13%		$ 2,262	$ 2,070	9%		9%
International	732	818	(11%	)	(2%	)	2,288	2,408	(5%	)	1%
Total BioScience	$1,522	$1,517	0%		5%		$ 4,550	$ 4,478	2%		5%

Medical Products
United States [1]	$ 723	$ 704	3%		3%		$ 2,222	$ 2,173	2%		2%
International [1]	1,232	1,258	(2%	)	5%		3,665	3,648	0%		5%
Total Medical Products [1]	$1,955	$1,962	0%		4%		$ 5,887	$ 5,821	1%		4%

Baxter International Inc.
United States	$1,513	$1,403	8%		8%		$ 4,484	$ 4,243	6%		6%
International	1,964	2,076	(5%	)	2%		5,953	6,056	(2%	)	3%
Total Baxter	$3,477	$3,479	0%		5%		$10,437	$10,299	1%		4%

[1]

Includes revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the Transfusion Therapies (TT) business after the February 2007 divestiture, which had previously been reported separately. The prior periods have been recast to conform to the current period presentation.

BAXTER — PAGE  13

BAXTER INTERNATIONAL INC.

Key Product Line Sales

Periods Ending September 30, 2012 and 2011

(unaudited)

($ in millions)

	Q3 2012	Q3 2011	% Growth @ Actual Rates		% Growth @ Constant Rates		YTD 2012	YTD 2011	% Growth @ Actual Rates		% Growth @ Constant Rates

BioScience
Recombinants	$ 555	$ 552	1%		5%		$ 1,653	$ 1,634	1%		4%
Antibody Therapy	404	380	6%		9%		1,168	1,135	3%		5%
Plasma Proteins	337	372	(9%	)	(4%	)	1,017	1,043	(2%	)	1%
Regenerative Medicine	165	143	15%		20%		493	430	15%		18%
Other [1]	61	70	(13%	)	0%		219	236	(7%	)	0%
Total BioScience	$1,522	$1,517	0%		5%		$ 4,550	$ 4,478	2%		5%

Medical Products
Renal	$ 629	$ 646	(3%	)	2%		$ 1,852	$ 1,866	(1%	)	2%
Global Injectables	509	494	3%		7%		1,553	1,517	2%		4%
IV Therapies	479	453	6%		12%		1,430	1,333	7%		11%
Infusion Systems	186	222	(16%	)	(14%	)	603	666	(9%	)	(8%	)
Anesthesia	135	129	5%		9%		405	390	4%		6%
Other [2]	17	18	(6%	)	(11%	)	44	49	(10%	)	(12%	)
Total Medical Products [2]	$1,955	$1,962	0%		4%		$ 5,887	$ 5,821	1%		4%

Total Baxter	$3,477	$3,479	0%		5%		$10,437	$10,299	1%		4%

[1]	Principally includes vaccines and sales of plasma to third parties.

[2]

Includes revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the TT business after the February 2007 divestiture, which had previously been reported separately. The prior periods have been recast to conform to the current period presentation.

BAXTER — PAGE  14

BAXTER INTERNATIONAL INC.

Key Product Line Sales by U.S. and International

Three-Month Periods Ending September 30, 2012 and 2011

(unaudited)

($ in millions)

	Q3 2012			Q3 2011					% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.		International		Total

BioScience
Recombinants	$ 272	$ 283	$ 555	$ 246	$ 306	$ 552	11%		(8%	)	1%
Antibody Therapy	298	106	404	267	113	380	12%		(6%	)	6%
Plasma Proteins	120	217	337	104	268	372	15%		(19%	)	(9%	)
Regenerative Medicine	97	68	165	78	65	143	24%		5%		15%
Other [1]	3	58	61	4	66	70	(25%	)	(12%	)	(13%	)
Total BioScience	$ 790	$ 732	$1,522	$ 699	$ 818	$1,517	13%		(11%	)	0%

Medical Products
Renal	$ 100	$ 529	$ 629	$ 96	$ 550	$ 646	4%		(4%	)	(3%	)
Global Injectables	249	260	509	237	257	494	5%		1%		3%
IV Therapies	178	301	479	148	305	453	20%		(1%	)	6%
Infusion Systems	104	82	186	133	89	222	(22%	)	(8%	)	(16%	)
Anesthesia	80	55	135	77	52	129	4%		6%		5%
Other [2]	12	5	17	13	5	18	(8%	)	0%		(6%	)
Total Medical Products [2]	$ 723	$1,232	$1,955	$ 704	$1,258	$1,962	3%		(2%	)	0%

Total Baxter	$1,513	$1,964	$3,477	$1,403	$2,076	$3,479	8%		(5%	)	0%

[1]	Principally includes vaccines and sales of plasma to third parties.

[2]

Includes revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the TT business after the February 2007 divestiture, which had previously been reported separately. The prior period has been recast to conform to the current period presentation.